UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2019

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of Principal Executive Offices, including zip code)

415-835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange
JMP Group Inc. 8.00% Senior Notes due 2023	JMPB	New York Stock Exchange
JMP Group Inc. 7.25% Senior Notes due 2027	JMPD	New York Stock Exchange

Item 8.01	Other Events.

On June 18, 2019, JMP Group LLC (the “Company”) issued a press release announcing that its wholly owned subsidiary, JMP Group Inc. (the “Issuer”), caused notices to be issued to the holders of its 8.00% Senior Notes due 2023 (CUSIP No. 46629U 206; NYSE: JMPB) (the “2023 Notes”) regarding the Issuer’s exercise of its option to redeem $11.0 million principal amount of the issued and outstanding 2023 Notes pursuant to the terms of the Indenture for the 2023 Notes dated as of January 24, 2013, between the Issuer and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture dated January, 25, 2013, the Second Supplemental Indenture dated as of January 29, 2014, the Third Supplemental Indenture dated as of October 14, 2014 and the Fourth Supplemental Indenture dated as of November 28, 2017. The Company will redeem $11,000,000 in aggregate principal amount of the 2023 Notes on July 18, 2019 (the “Redemption Date”). The 2023 Notes will be redeemed at 100% of their principal amount ($25 per 2023 Note), plus the accrued and unpaid interest thereon up to, but excluding, the Redemption Date. A copy of the press release announcing the partial redemption of the 2023 Notes is hereby incorporated by reference and filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.
99.1	Press Release issued by the Company, dated June 18, 2019.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group LLC

Date: June 18, 2019	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer